UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported) May 2, 2001


                            MAXUS REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in its Charter)


          MISSOURI                    00-13457                   48-1339136
(State or Other Jurisdiction         (Commission               (IRS Employer
       of Incorporation)              File Number)           Identification No.)


104 Armour Road, North Kansas City, MO                                     64116
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code                (816) 303-4500

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Item 2.  Acquisition or Disposition of Assets.

     On May 2, 2001, the Registrant sold the Franklin Park Distribution Center ("Franklin Park"), a warehouse and distribution facility in Franklin Park, Illinois, to an unrelated third party, Vanguard Archives, Inc., an Illinois corporation. The sale price was $4,550,000. The sale results in a net book gain to the Registrant estimated at approximately $1,100,000 and provided more than $4,150,00 in net sale proceeds.

     Management intends to evaluate uses for the net sales proceeds including investing in additional income-producing real estate properties, working capital purposes and increased dividends to shareholders.

     The Registrant issued a press release dated May 4, 2001 respecting the sale of Franklin Park. A copy of the press release is attached as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

   (c) Exhibits

       99.1 Press Release dated May 4, 2001 released by the Registrant.

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                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Maxus Realty Trust, Inc.


Date: May 7, 2001                             By: /s/ David L. Johnson
                                                      David L. Johnson, Chairman

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                            EXHIBIT INDEX TO FORM 8-K

Exhibit
Number           Description

 99.1            Press Release dated May 4, 2001 released by the Registrant.


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